                                                                     EXHIBIT 1.1





                                  AMGEN INC.

                              Up to $400,000,000

                               Medium-Term Notes

                   Due More Than 9 Months From Date Of Issue

                            DISTRIBUTION AGREEMENT


                                    December 5, 1997



Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167


Ladies and Gentlemen:

     Amgen Inc., a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to up to $400,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial offering price of its medium-term notes due more than nine months from date of issue (the "Notes"). The Notes will be issued under an Indenture dated as of January 1, 1992, as supplemented by a First Supplemental Indenture dated as of February 26, 1997 (as so supplemented, the "Indenture"), between the Company and Citibank, N.A., as Trustee (the "Trustee"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

     Subject to (i) reservation by the Company of the right to sell and to accept offers to purchase the Notes directly to or from investors on its own behalf and (ii) Section 12, the Company hereby appoints Goldman, Sachs & Co. ("Goldman Sachs") and Bear, Stearns & Co. Inc. (individually, an "Agent" and collectively, the "Agents," which term shall include any additional agents appointed pursuant to Section 12 hereof) as its agents, for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as principal and, if requested by such Agent, the Company will enter into a Terms Agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-40405), including a prospectus, relating to the offer and sale of $400,000,000 aggregate principal amount of the Company's debt securities (including the Notes), which registration statement has been declared effective. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act. As used herein, the terms "Registration Statement," "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          The term "Subsidiary" as used herein shall mean any corporation the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) are at the time owned or controlled directly or indirectly by the Company or one or more Subsidiaries or by the Company and one or more Subsidiaries. The term "Significant Subsidiary" shall be used herein as such term is defined in Rule 1-02 of Regulation S-X.

          1.  Representations and Warranties.  The Company makes the following
              ------------------------------
representations and warranties and agrees with each Agent (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date) (i) as of the Commencement Date, (ii) as of each date on which an Agent solicits offers to purchase Notes, (iii) as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), each such date referred to herein as a "Trade Date," (iv) as of each date the Company issues and delivers Notes and (v) as of each date the Registration Statement or the Basic Prospectus is amended or supplemented:

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or to the Company's knowledge threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this
Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to an Agent furnished to the Company in writing by such Agent expressly for use therein or
(B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee and (2) the representations and warranties set forth in clauses (iii) and (iv) above, when made as of the Commencement Date or as of any date on which an Agent solicits offers to purchase Notes or on which the Company accepts an offer to purchase Notes, shall be deemed not to cover information concerning the terms of an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole.

          (d)  The Company has no Significant Subsidiaries.

          (e) Kirin-Amgen, Inc. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole.

          (f) Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company.

          (g) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due execution and delivery thereof by the Trustee thereunder) is a valid and binding agreement of the Company, enforceable in accordance with its terms except (i) to the extent that a waiver of rights under any usury laws may be unenforceable and as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights and remedies generally and (ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, whether or not enforcement is sought at law or in equity.

          (h) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement or any applicable Terms Agreement, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company, enforceable in accordance with their terms except (i) to the extent that a waiver of rights under any usury laws may be unenforceable and as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights and remedies generally and
(ii) as rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, whether or not enforcement is sought at law or in equity.

          (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Notes and any applicable Terms Agreement (A) will not contravene any provision of (i) the certificate of incorporation or by-laws of the Company, (ii) any agreement or other instrument binding upon the Company, any of its Subsidiaries, Kirin-Amgen, Inc. or their respective business or assets that is material to the financial condition of the Company and its Subsidiaries, taken as a whole, (iii) applicable law and (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, any of its Subsidiaries, Kirin-Amgen, Inc. or their respective business or assets, in each case except to the extent that any such contravention would not have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole, and (B) no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Notes or any applicable Terms Agreement except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

          (j) There has not been any material adverse change or any prospective material adverse change in the financial condition or in the earnings of the Company and its Subsidiaries, taken as a whole, except as set forth or described in the Prospectus.

          (k) There are no legal or governmental proceedings pending or to the Company's knowledge threatened to which the Company or any of its Subsidiaries or Kirin-Amgen, Inc. is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be filed as exhibits to the Registration Statement that are not filed as required.

          (l) Each of the Company, its Subsidiaries and Kirin-Amgen, Inc. has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the financial condition of the Company and its Subsidiaries, taken as a whole.

          (m) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (n) To the Company's knowledge, each of the Company, its Subsidiaries and Kirin-Amgen, Inc. owns or possesses, or can acquire on reasonable terms, all patents, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names which are currently employed by them in connection with the business now operated by them and which, in each case, are material to the financial condition of the Company and its Subsidiaries, taken as a whole, and, except as described in the Registration Statement or the Prospectus, neither the Company nor Kirin-Amgen, Inc. has received any notice of infringement with respect to any of the foregoing which, singly or in the aggregate, would reasonably likely result in any material adverse change in the financial condition of the Company and its Subsidiaries, taken as a whole.

          (o) Neither the Company, any of its Subsidiaries nor Kirin-Amgen, Inc. is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and each of the Company, its Subsidiaries and Kirin-Amgen, Inc. has received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and each of the Company, its Subsidiaries and Kirin-Amgen, Inc. is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the financial condition of the Company and its Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

      2.  Solicitations as Agent; Purchases as Principal.
          ----------------------------------------------

          (a)  Solicitations as Agent.  In connection with an Agent's actions as
               ----------------------
agent hereunder, such Agent agrees to use reasonable best efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c) hereof; provided,
                                                                --------
however, that if the Registration Statement or Prospectus is amended or
-------
supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may request.

     The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such
Note:

      Term                             Commission Rate
      ----                             ---------------

From 9 months to less than l year        .125%
From l year to less than 18 months       .150%
From 18 months to less than 2 years      .200%
From 2 years to less than 3 years        .250%
From 3 years to less than 4 years        .350%
From 4 years to less than 5 years        .450%
From 5 years to less than 6 years        .500%
From 6 years to less than 7 years        .550%

From 7 years to less than 10 years       .600%
From 10 years to less than 15 years      .625%
From 15 years to less than 20 years      .700%
From 20 years to less than 30 years      .750%
From 30 years and beyond                 To be determined at time of issuance.


     Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

          (b)  Purchases as Principal.  Each sale of Notes to an Agent as
               ----------------------
principal shall be made in accordance with the terms of this Agreement and, if requested by such Agent, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will be substantially in the form of Exhibit A hereto but may take the form of an exchange of any form of written telecommunication between such Agent and the Company.

     An Agent's commitment to purchase Notes as principal, whether pursuant to a Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by an Agent to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such agreement shall also specify the requirements, if any, for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company set forth in Section 4 hereof.

     Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent as principal, whether pursuant to a Terms Agreement or otherwise, is referred to herein as a "Settlement Date."

     Unless otherwise specified in a Terms Agreement, an Agent purchasing Notes as principal may resell such Notes to other dealers. Any such sales shall be at a discount, which shall not be in excess of (i) the amount set forth in the Prospectus, as amended or supplemented in connection with the sale of such Notes, or (ii) 66-2/3% of the discount to be received by such Agent from the Company.

          (c)  Administrative Procedures.  The Agents and the Company agree to
               -------------------------
perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

          (d)  Delivery.  The documents required to be delivered by Section 4 of
               --------
this Agreement as a condition precedent to the Agents' obligations to begin soliciting offers to purchase Notes as agents of the Company shall be delivered at the Los Angeles office of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agents, not later than 11:00 a.m., Los Angeles time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii) the first date on which the Company accepts any offer by an Agent to purchase Notes as principal. The date of delivery of such documents is referred to herein as the "Commencement Date."

          (e)  Obligations Several.  The Company acknowledges that the
               -------------------
obligations of the Agents under this Agreement are several and not joint.

    3.  Agreements.  The Company agrees with each Agent that:
        ----------

          (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or make any amendment or supplement to the Registration Statement or the Prospectus unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to any of
--------  -------
the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Agents (verified by a written opinion of independent counsel) or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section

3(b), until the distribution of any Notes an Agent may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

          (c) The Company will make generally available to its security holders and to the Agents as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve-month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

          (d) The Company will furnish to each Agent, without charge, a conformed copy of the Registration Statement, including all exhibits and amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

          (e) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as the Agents shall reasonably request.

          (f) During the term of this Agreement, the Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request; provided, that the Company
                                                 --------
shall not be required to deliver any such relevant documents or certificates during any period of time in which there are no Notes outstanding; provided,
                                                                   --------
further, with respect to any issuance of Notes where immediately prior to such
-------
issuance no Notes were outstanding, the Company will deliver any such relevant documents or certificates reasonably requested by such Agent on or prior to the Trade Date thereof (or such later date such Agent shall agree to, but in no event later than the Business Day prior to the relevant Settlement Date, or the date on which Notes sold through an Agent are to be delivered, as the case may
be) which relevant documents and certificates shall be dated as of the date they are delivered. The term "Business Day" as used herein has the meaning assigned to it in the Indenture.

          (g) During the term of this Agreement, the Company shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (h) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation, printing (or reproduction) and filing with the Commission of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Memoranda, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Basic Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of the Indenture and any Blue Sky Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any reasonable out-of-pocket expenses incurred by the Agents; provided that any advertising
                                               --------
expenses incurred by the Agents shall have been approved by the Company.

          (i) Between the date of any agreement by an Agent to purchase Notes as principal and the Settlement Date with respect to such agreement, the Company will not, without such Agent's prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to such Notes (other than (i) the Notes that are to be sold pursuant to such agreement, (ii) Notes previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such agreement.

    4.  Conditions of the Obligations of the Agents. Each Agent's obligation to
        -------------------------------------------
solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes as principal pursuant to any Terms Agreement or otherwise and the obligation of any other purchaser to purchase Notes in each case will be subject to the accuracy in all material respects of the representations and warranties on the part of the Company herein, to the accuracy in all material respects of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance in all material respects by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent when and as specified:

      (a)  Prior to such solicitation or purchase, as the case may be:

               (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in the judgment of the relevant Agent, is material and adverse and that makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

               (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or
     (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the relevant Agent, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through (D), such event, singly or together with any other such event, makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made; and

               (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to the relevant Agent in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

          (b) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the relevant Agents shall have received:

               (i) The opinion, dated as of such date, of counsel for the Company (who may be an employee of the Company) to the effect set forth in Exhibit C.

               (ii) The opinion, dated as of such date, of Latham & Watkins, special counsel for the Company, to the effect set forth in Exhibit D.

               (iii) The opinion, dated as of such date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agents, to the effect set forth in Exhibit E.

          (c) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated such Commencement Date or Settlement Date, as the case may be, signed by an executive officer of the Company to the effect set forth in sub-paragraph (a)(iii) above and to the effect that the representations and warranties of the Company contained herein are true and correct in all material respects as of such date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied on or before such date.

     The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (d) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the Company's independent public accountants shall have furnished to the relevant Agents a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agents containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

          (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

    5.  Additional Agreements of the Company.
        ------------------------------------

          (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by (i) a pricing supplement to the Prospectus setting forth the purchase price, interest rate, maturity date and other terms of Notes (a "Pricing Supplement") or an amendment or other supplement providing solely for a change in the interest rates of the Notes or changes in other terms of the Notes or for a change the Agents deem (after reasonable advance notice and opportunity for review) to be immaterial, or (ii) an amendment or supplement which relates exclusively to an offering of securities other than the Notes), the Company will deliver or cause to be delivered promptly to each Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in
Section 4(c) relating to the Registration Statement or the Prospec-
tus as amended or supplemented to the time of delivery of such certificate; provided, that the Company shall not be required to deliver any such certificate
--------
during any period of time in which there are no Notes outstanding; provided,
                                                                   --------
further, with respect to any issuance of Notes where immediately prior to such
-------
issuance no Notes were outstanding, the Company will deliver such certificates to the Agents on or prior to the Trade Date thereof (or such later date the relevant Agent shall agree to, but in no event later than the Business Day prior to the relevant Settlement Date or the date on which Notes sold through such Agent are to be delivered, as the case may be), which certificates shall be dated as of the date it is delivered.

          (b) Each time the Registration Statement or Prospectus is amended or supplemented (other than by (i) a Pricing Supplement or an amendment or other supplement providing solely for a change in the interest rates of the Notes or changes in other terms of the Notes or for a change the Agents deem (after reasonable advance notice and opportunity for review) to be immaterial, (ii) an amendment or supplement providing solely for the inclusion of additional financial information, (iii) an amendment or supplement which relates exclusively to an offering or securities other than the Notes or (iv) the incorporation by reference of the Annual Report on Form 10-K, Current Report on Form 8-K or Quarterly Report on Form 10-Q as of and for any fiscal quarter), the Company will furnish or cause to be furnished promptly to each Agent a written opinion of counsel for the Company and a written opinion of special counsel for the Company. Any such opinion (other than an opinion dated in accordance with the second proviso of Section 5(a)) shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinion referred to in Section 4(b)(i) or
Section 4(b)(ii), as applicable, but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing any such opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.) The Company shall furnish to each Agent, promptly following each filing by the Company of a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K a written opinion of counsel for the Company dated the date of such filing in a form satisfactory to such Agents and which shall be of the same tenor as subparagraphs (iv) and (v)(a) and the next to the last paragraph in Exhibit C.

          (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information, the Company shall cause its independent public accountants promptly to furnish each Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided, that the Company shall not be required to deliver such letter
        --------
during any period of time in which there are no Notes outstanding; provided,
                                                                   --------
further, with respect to any issuance of Notes where immediately prior to such
-------
issuance no Notes were outstanding, the Company shall cause its independent public accountants to deliver such letter to the Agents on or prior to the Trade Date thereof (or such later date the relevant Agent shall agree to, but in no event later than the Business Day prior to the relevant Settlement Date or the date on which Notes sold through such Agent are to be delivered, as the case may
be), which letter shall be dated as of the date it is delivered; provided,
                                                                 --------
further, that if the Registration Statement or the Prospectus is amended or
-------
supplemented primarily to include financial information as of and for a fiscal quarter, the Company's independent certified public accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

        6.  Indemnification and Contribution.
            --------------------------------

          (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the

Prospectus or any other prospectus (including any preliminary prospectus) relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the
                                               --------  -------
Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any other prospectus (including any preliminary prospectus) relating to the Notes, or in any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Prospectus as amended or supplemented.

          (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus (including any preliminary prospectus) relating to the Notes, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus or any other prospectus (including any preliminary prospectus) relating to the Notes, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Prospectus as amended or supplemented; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c)  Promptly after receipt by an indemnified party under paragraph
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it of its obligations (i) under paragraph
(a) or (b), as applicable, of this Section 6 unless and only to the extent that the indemnifying party is materially prejudiced by the failure to notify, or
(ii) from any liability which it may have to any indemnified party otherwise than under such applicable subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, and retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (1) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (2) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the written opinion of legal counsel to the indemnified party, be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Goldman Sachs or, if Goldman Sachs is not an indemnified party and is not reasonably likely to become an indemnified party, by the Agents that are indemnified parties, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (I) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (II) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Notes (before deducting expenses) received by the Company bear to the total commissions and discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro
                                                                             ---
rata allocation (even if all Agents were treated as one entity for such purpose)
----
or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection
(d), an Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through such Agent exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through each such Agent to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

          (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Agent under this Section 6 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

          7.  Position of the Agents.  In acting under this Agreement and in
              ----------------------
connection with the sale of any Notes by the Company (other than Notes sold to an Agent as principal), each Agent is acting solely as agent of the Company and not as principal and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.

          8.  Termination.  This Agreement may be terminated at any time by the
              -----------
Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), Section 2(e), Sections 3(b), 3(c), 3(h), 6, 7, 9, 11 and 14 shall survive; provided that if at the time of termination an
                                  --------
offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

          9.  Representations and Indemnities to Survive. The respective
              ------------------------------------------
indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Notes as principal will remain in full force and effect, regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of an

Agent or the Company or any of the officers, directors or controlling persons referred to in Section 6 and delivery of and payment for the Notes.

          10.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to the Agents, will be mailed, delivered or telecopied and confirmed to Goldman Sachs at 85 Broad Street, New York, New York 10004, Attention: Credit Department (telecopier number: 212-363-7609), and to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167,
Attention: Medium-Term Note Desk (telecopier number: (212) 272-6227, or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to the Company at Amgen Inc., 1840 Dehavilland Drive, Thousand Oaks, California 91320-1789 (telephone number 805-447-1000), Attention: Treasurer, (telecopier number:
(805) 499-7690) with a copy to General Counsel (telecopier number: (805) 499-
8011).

          11.  Successors.  This Agreement and any Terms Agreement will inure to
               ----------
the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

          12.  Amendments.  This Agreement may be amended or supplemented if,
               ----------
but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, on
                        --------
prior notice (which may be oral if promptly confirmed in writing) to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

          13.  Counterparts.  This Agreement may be signed in any number of
               ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          14.  Applicable Law.  This Agreement will be governed by and construed
               --------------
in accordance with the internal laws of the State of New York.

          15.  Headings.  The headings of the sections of this Agreement have
               --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.


                                         Very truly yours,

                                         AMGEN INC.



                                         By:  /s/ Robert S. Attiyeh
                                              ---------------------------------
                                              Name:  Robert S. Attiyeh
                                              Title: Senior Vice President,
                                                     Finance and Corporate
                                                     Development


The foregoing Agreement
is hereby confirmed
and accepted as of the
date first above written.


/s/ Goldman, Sachs & Co.
----------------------------------------
     (GOLDMAN, SACHS & CO.)



BEAR, STEARNS & CO. INC.



By:  /s/ Timothy A. O'Neill
    ------------------------------------
     Name   Timothy A. O'Neill
     Title: Senior Managing Director

                                   AMGEN INC.

                               MEDIUM-TERM NOTES

                                TERMS AGREEMENT

                                    _________, 199_

Amgen Inc.
1840 Dehavilland Drive
Thousand Oaks, California 91320-1789

Attention:

          Re:      Distribution Agreement dated ______________,
                   1997 (the "Distribution Agreement")
                   -------------------------------------------

          We agree to purchase your Medium-Term Notes having the following terms:

          [We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:

                                Principal Amount
Name                                of Notes
----                            ----------------
[Goldman, Sachs & Co.]
[Bear, Stearns & Co. Inc.]
               Total . . .      $
                                 ===============

          The Notes shall have the following terms:]*

-------------------
*  Delete if the transaction will not be syndicated.

All Notes:               Fixed Rate Notes:    Floating Rate Notes:
---------                ----------------     -------------------
Principal amount:        Interest Rate:       Base rate:

Purchase price:          Applicability of     Index maturity:
                          modified payment
                          upon acceleration:
Price to public:                              Spread:

Settlement date          If yes, state        Spread multiplier:
  and time:                issue price:

Place of delivery:       Amortization         Alternate rate
                           schedule:            event spread:

Specified                                     Initial interest
  currency:                                     rate:

Maturity date:                                Initial interest
                                                reset date:

Initial accrual                               Interest reset
  period OID:                                   dates:

Total amount                                  Interest reset
  of OID:                                       period:

Original yield                                Maximum interest
  to maturity:                                  rate:

Optional repayment                            Minimum interest
  date(s):                                      rate:

Optional redemption                           Interest payment
  date(s):                                      period:

Initial redemption                            Interest payment
  date:                                         dates:

Initial redemption                            Calculation agent:
  percentage:

Annual redemption
  percentage
  decrease:

Other terms:

          The provisions of Sections 1, 2(b) and 2(c) and 3 through 6, 9, 10, 11 and 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

          [If on the Settlement Date any one or more of the Agents shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in such other proportions as ____________may specify, to purchase the Notes which such defaulting Agent or Agents agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Notes that any Agent has
      --------
agreed to purchase pursuant to this Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such amount of Notes without the written consent of such Agent. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to ____________ and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In any such case either __________ or the Company shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.]*


----------------
*  Delete if the transaction will not be syndicated.

          This Agreement is subject to termination on the terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(h), 6, 9, 11 and 14 of the Distribution Agreement shall survive for the purposes of this Agreement.

          The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required:

                         [NAME(S) OF RELEVANT AGENT(S)]



                         By: __________________________
                             Title:


Accepted:

AMGEN INC.



By: ________________________
    Title:

                                                                       Exhibit B

                                   AMGEN INC.

                               MEDIUM-TERM NOTES

                           ADMINISTRATIVE PROCEDURES

--------------------------------------------------------------------------------


          Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes (the "Notes"), on a continuous basis by Amgen Inc. (the "Company") pursuant to the Distribution Agreement, dated as of December 5, 1997 (the "Distribution Agreement") among the Company and Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. (individually, an "Agent" and collectively, the "Agents"). The Notes will be issued pursuant to the provisions of an Indenture dated as of January 1, 1992, as supplemented by a First Supplemental Indenture dated as of February 26, 1997 (as so supplemented, the "Indenture"), between the Company and Citibank, N.A., as Trustee (the "Trustee"). In the Distribution Agreement, each Agent has agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through an Agent, as agent of the Company. An Agent, as principal, may also purchase Notes for its own account, and if requested by such Agent, the Company and such Agent will enter into a terms agreement (a "Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by an Agent, as principal, unless otherwise specified in the applicable Terms Agreement.

          The Trustee will be the Registrar, Calculation Agent (unless otherwise specified in the applicable Pricing Supplement), Exchange Rate Agent (if specified in the Pricing Supplement), Authenticating Agent and Paying Agent for the Notes and will perform the duties specified herein. Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

          Book-Entry Notes, which may be payable only in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC'S operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture, the Notes or any Prospectus Supplement relating to the Notes shall be used herein as therein defined.

          The Company will advise the Agents in writing of the employees of the Company with whom the Agents are to communicate regarding offers to purchase Notes and the related settlement details.

          Any term used herein and not otherwise defined shall have the meaning assigned to it in the Distribution Agreement.

PART I:   ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

          In connection with the qualification of the Book Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated as of January 16, 1992 (the "Letter of Representations"), and a Medium-Term Note Certificate Agreement between Citibank, N.A., as custodian and DTC, dated as of October 31, 1988, as amended by the Amendment to Certificate Agreement dated as of December 5, 1997, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                On any date of settlement (as defined under
                         "Settlement" below) for one or more Book-Entry Notes, the Company will issue one or more global securities in fully registered form without coupons (each a "Global Security") representing up to U.S. $400,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an "Interest
                         Accrual Date," which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security issued subsequently upon exchange of a Global Security in lieu of a destroyed, lost or stolen
                         Global Security, or following a consolidation of Global
                         Securities, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry Notes may be payable only in U.S. dollars. No Global Security will represent any Certificated Note.

Denominations:           Book-Entry Notes will be issued in principal amounts of
                         U.S. $100,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000. Global Securities will be denominated in principal amounts not in excess of U.S. $200,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S.
                         $200,000,000 would, but for the
                         preceding sentence, be represented by a single Global
                         Security, then one Global Security will be authenticated and issued to represent each U.S.
                         $200,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

CUSIP Numbers:           The Company has arranged with the CUSIP Service Bureau
                         of Standard & Poor's Corporation (the "CUSIP Service
                         Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers) of which series consists of approximately 900 CUSIP numbers and relates to Global Securities representing the Book-Entry Notes.
                         The Company has obtained from the CUSIP Service Bureau a written list of such reserved CUSIP numbers and has delivered such list to the trustee and DTC. The Trustee will assign CUSIP numbers to Global securities as described below under Settlement Procedure "B". DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Securities. At any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global
                         Securities, the Trustee shall so advise the Company and, if it deems necessary, the Company will reserve an additional 900 CUSIP numbers for assignment to Global
                         Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Registration:            Each Global Security will be registered in the name of
                         Cede & Co., as nominee for DTC, on the Security register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Note, the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:               Transfers of a Book-Entry Note will be accomplished by
                         book entries made by DTC and, in turn, by Participants
                         (and, in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:               The Trustee may, upon notice to the Company, deliver to
                         DTC and the CUSIP Service Bureau at any time a written notice of consolidation (a copy of which shall be attached to the Global Security resulting from such consolidation) specifying (i) the CUSIP numbers of two or more outstanding Global
                         Securities that represent Book-Entry Notes having the same Terms, and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global
                         Security and (iii) a new CUSIP number to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date.
                         Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.
                         Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $200,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $200,000,000 principal amount of the exchanged Global Security and an additional Global
                         Security will be authenticated and issued to represent any remaining principal amount of such Global
                         Securities (see "Denominations" above).

Maturities:              Each Book-Entry Note will mature on a date more than
                         nine months after the settlement date for such Note.

Notice of Redemption     The Trustee will give notice to DTC prior to each
or Repayment Dates:      redemption or repayment date (as specified in the
                         Note), if any, at the time and in the manner set forth in the Letter of Representations.

Interest:                General. Interest on each Book-Entry Note will be
                         -------
                         calculated and paid in the manner described in such Note and in the Prospectus Supplement. Interest on each Book-Entry Note will accrue from the Interest Accrual
                         Date of the Global Security representing such Note.

                         Payments of Interest. Each payment of interest on a
                         --------------------
                         Book-Entry Note will include interest accrued to but excluding the Interest Payment Date; provided that in
                                                              --------
                         the case of Floating Rate Notes that reset daily or weekly, interest payments will include interest accrued to and including the Record Date immediately preceding the Interest Payment Date, except that at maturity or redemption or repayment, the interest payable will include interest accrued to, but excluding, the maturity date or the date of redemption or repayment, as the case may be. Standard & Poor's Corporation will use the information received in the pending deposit message described under Set
                                                     --
                         tlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor 's Corporation.

                         Payments at Maturity or Upon Redemption or Repayment.
                         ----------------------------------------------------
                         Interest payable at maturity or upon redemption or repayment of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable.

                         Record Dates. The Record Date with respect to any
                         ------------
                         Interest Payment Date shall be the date 15 calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day.

                         Fixed Rate Book-Entry Notes. Unless otherwise specified
                         ---------------------------
                         in the applicable Pricing Supplement, interest payments on Fixed Rate Book-Entry Notes (other than Amortizing Notes) will be made semi-annually on January l and July l of each year and at maturity; Book-Entry Amortizing Notes will pay principal and interest semi-annually each January l and July l or quarterly each January 1, April 1, July 1 and October l and at maturity; provided, however, that in the case of a Fixed Rate
                         --------  -------
                         Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

                         Floating Rate Book-Entry Notes. Unless otherwise
                         ------------------------------
                         specified in the applicable Pricing Supplement, interest payments on Floating Rate Book-Entry Notes will be made monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December as specified pursuant to Settlement Procedure "A" below; in the case of Floating Rate Book-Entry Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Book-Entry Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Floating Rate Book-Entry Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however, that if an Interest Payment Date for
                         --------  -------
                         Floating Rate Book-Entry Notes falls on a day that is not a Business Day, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book Entry Notes, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided, further, that in the case of a Floating Rate
                         --------  -------
                         Book-Entry Note issued between a Record

                         Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Calculation of           Fixed Rate Book-Entry Notes.
Interest:                ---------------------------
                         Unless otherwise specified in the applicable Pricing
                         Supplement, interest on Fixed Rate Book-Entry Notes
                         (including interest for partial periods) will be calculated on the basis of 360-day year of 12 30-day months.

                         Floating Rate Book-Entry Notes. Unless otherwise
                         ------------------------------
                         specified in the applicable Pricing Supplement, interest on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes will be calculated on the basis of the actual number of days elapsed and a 360-day year, except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of Principal    Payments of Interest. Promptly after each Record Date,
and Interest:            --------------------
                         the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security (other than an Amortizing Note) on the following Interest Payment
                         Date (other than an Interest Payment Date coinciding with a maturity date or a redemption or repayment date) and the total of such amounts. DTC will confirm the amount payable on each such Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard &

                         Poor's Corporation. In the case of Amortizing Notes, the Trustee will provide separate written notice to DTC prior to each Interest Payment Date at the times and in the manner set forth in the Letter of Representations. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (and, in the case of an Amortizing Note, principal and interest) (other than at a maturity date or a redemption or repayment date), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

                         Payments at Maturity or Upon Redemption or Repayment.
                         ----------------------------------------------------
                         On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security (other than an Amortizing Note) maturing either at a maturity date or a redemption or repayment date in the following month. The Company and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the maturity date or redemption or repayment date of such Global Security. In the case of Amortizing Notes, the Trustee will provide separate written notice to DTC prior to each Interest Payment Date at the times and in the manner set forth in the Letter of Representations. The Company will pay to the Trustee, as paying agent, the principal amount of such Global Security, together with interest due at such maturity date or redemption or repayment date. The Trustee will pay such amounts to DTC at the times and in the manner set forth below under "Manner of Payment." Promptly after payment to DTC of the principal and interest due on the maturity date or redemption or repayment date of such Global Security, the Trustee will cancel such Global Security in accordance with the terms of the Indenture and deliver it to the Company.

                         Payments Not on Business Days. If any Interest Payment
                         -----------------------------
                         Date is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, maturity date or redemption or repayment date, as the case may be. If any Interest Payment Date for a Floating Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, except that, in the case of a Book-Entry LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding day that is a Business Day with respect to such Book-Entry LIBOR Note.

                         Manner of Payment. The total amount of any principal
                         -----------------
                         and interest due on Global Securities on any Interest Payment Date or at maturity or upon redemption or repayment shall be paid by the Company to the Trustee in funds available for immediate use by the Trustee as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by wire transfer to the Trustee. The Company will confirm in writing such instructions regarding payment to the Trustee. Prior to 10:00 A.M. (New York City time) on each maturity date or redemption or repayment date, or as soon as possible thereafter, the Trustee will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC each payment of principal (together with interest thereon) due on Global Securities on any maturity date or redemption or repayment date. On each Interest Payment Date, interest payments (and, in the case of Amortizing Notes, interest and principal payments) shall be made to DTC in same day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. NEITHER THE COMPANY NOR THE TRUSTEE SHALL HAVE ANY DIRECT RESPONSIBILITY OR LIABILITY FOR THE PAYMENT BY DTC TO SUCH PARTICIPANTS OF THE PRINCIPAL OF AND INTEREST ON THE BOOK-ENTRY NOTES.

                         Withholding Taxes. The amount of any taxes required
                         -----------------
                         under applicable law to be withheld from any inter-est payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Preparation              If any order to purchase a Book-Entry Note is accepted
of Pricing               by or on behalf of the Company, the Company will
Supplement:              prepare a pricing supplement (a "Pricing Supplement")
                         reflecting the terms of such Note. The Company (i) will arrange to file such Pricing Supplement with the Securities and Exchange Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing Supplement is filed with the Securities and Exchange Commission, which shall be not later than the second Business Day after the Trade Date, deliver the number of copies of such Pricing Supplement to the Trustee and the relevant
                         Agent as such Agent shall request. The Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

                         Pricing Supplements shall be sent to the applicable Agent as indicated below:

                         Goldman, Sachs & Co. 85 Broad Street New York, New York 10004 Attention: Karen Robertson
                         (Telephone Number: (212) 902-8401)
                         (Telecopier Number: (212) 902-3000)

                         Bear, Stearns & Co. Inc.
                         245 Park Avenue
                         New York, New York  10167
                         Attention:  Medium-Term Note Desk
                         (Telephone Number: (212) 272-5371)
                         (Telecopier Number: (212) 272-6227)

                         In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:              The receipt by the Company of immediately available
                         funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All orders accepted by the Company will be settled on the third Business Day following the applicable sale date pursuant to the timetable for settlement set forth below unless the Company, the Trustee and the purchaser agree to settlement on another day, which shall be no earlier than the second subsequent Business Day.

Settlement               Settlement Procedures with regard to each Book-Entry
Procedures:              Note sold by the Company to or through an Agent (unless
                         otherwise specified pursuant to a Terms Agreement), shall be as follows:

                         A. The relevant Agent will advise the Company by facsimile transmission or other mutually acceptable means that such Note is a Book-Entry Note and of the following settlement information:

                         l.    Principal amount.

                         2. Maturity Date.

                         3. In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually or semiannually and whether such Note is an Amortizing Note, and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

                         4. Redemption or repayment provisions, if any.

                         5. Settlement date and time (Original Issue Date).

                         6. Interest Accrual Date.

                         7. Price.

                         8. Agent's commission, if any, determined as provided
                            in the Distribution Agreement.

                         9. Whether the Note is an Original Issue Discount Note
                            (an "OID Note"), and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

                        10. Any other applicable terms.

                     B. The Company will advise the Trustee by telephone or
                        electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. The Trustee will then assign a CUSIP number to the Global Security representing such Note and will notify the Company (and the Company will thereafter notify the relevant Agent) of such CUSIP number by facsimile transmission or other mutually acceptable means.

                     C. The Trustee will enter a pending deposit message through
                        DTC's Participant Terminal System, providing the following settlement information to DTC (which information will be provided by DTC to the relevant Agent and the CUSIP Service Bureau of Standard & Poor's Corporation):

                        l. The information set forth in Settlement Procedure
                           "A".

                        2. The Initial Interest Payment Date for such Note, the
                           number of days by which such date succeeds the related Record Date (as defined in the Note) and, if known, the amount of interest payable on such Initial Interest Payment Date per $l,000 principal amount.

                        3. The CUSIP number of the Global Security representing
                           such Note.

                        4. Whether such Global Security will represent any other
                           Book-Entry Note (to the extent known at such time).

                        5. Whether such Note is an Amortizing Note (by an
                           appropriate notation in the comments field of DTC's Participant Terminal System).

                        6. The participant account numbers to be maintained by
                           DTC on behalf of such Agent and the Trustee.

                     D. The Trustee will complete and authenticate the Global
                        Security representing such Note.

                     E. DTC will credit such Note to the Trustee's participant
                        account at DTC.

                     F. The Trustee will enter an SDFS deliver order through
                        DTC's Participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the relevant Agent's participant account and (ii) debit the Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less the Agent's commission, if any. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Medium-Term Note Certificate Agreement between the Trustee and DTC.

               G. Unless the relevant Agent is the end purchaser of such Note, such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

               H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

               I. The Trustee will credit to the account of the Company
                  maintained at the Trustee, New York, New York, Account Number 40581399 (or such other account as may be designated by the Company to the Trustee) in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F".

               J. Unless the relevant Agent is the end purchaser of such Note, such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the

                  Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

               K. If requested by the Company, the Trustee will send to the
                  Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee that have not yet been settled.

Settlement     For sales by the Company of Book-Entry Notes to or through an
Procedures     Agent (unless otherwise specified pursuant to a Terms Agreement)
Timetable:     for settlement on the first Business Day after the sale date,
               Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

               Settlement
               Procedure            Time
               ---------            ----

                A           11:00   A.M. on the sale date
                B           12:00   Noon on the sale date
                C            2:00   P.M. on the sale date
                D            9:00   A.M. on settlement date
                E           10:00   A.M. on settlement date
               F-G           2:00   P.M. on settlement date
                H            3:00   P.M. on settlement date
               I-J           3:00   P.M. on settlement date

               If a sale is to be settled more than one Business Day after the sale date, settlement procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respec-tively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedure "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

               If settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee, after receiving notice from the Company or the relevant Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure        If the Trustee fails to enter an SDFS deliver order with respect
to Settle:     to a Book-Entry Note pursuant to Settlement Procedure "F", the
               Trustee may deliver to DTC, through DTC's Participant Terminal
               System, as soon as practicable a withdrawal message instructing
               DTC to debit such Note to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-
               Entry Notes represented by a Global Security, the Trustee will mark such Global Security "cancelled," make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor's Corporation, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining
               Book-Entry Notes previously represented by the surrendered Global
               Security and shall bear the CUSIP number of the surrendered
               Global Security.

               If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

               Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

               In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

Trustee Not    Nothing herein shall be deemed to require the Trustee to risk or
to Risk        expend its own funds in connection with any payments to the
Funds:         Company, an Agent, DTC or a Noteholder, it being understood by all parties that payments made by the Trustee to the Company, an Agent, DTC or a Noteholder shall be made only to the extent that funds available for immediate use are provided to the Trustee for such purpose.

PART II.  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES


     The Trustee will serve as registrar in connection with the Certificated Notes.

Issuance:      Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note regardless of the date of authentication of such subsequently issued
               Certificated Note.

Registration:  Certificated Notes will be issued only in fully registered form without coupons.

Transfers      A Certificated Note may be presented for transfer or exchange at
and            the principal corporate trust office of the Trustee. Certificated
Exchanges:     Notes will be exchangeable for other Certificated Notes having identical terms but different denominations without service charge to the holder. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:    Each Certificated Note will mature on a date more than nine months from the settlement date for such Note.

Currency:      The currency denomination with respect to any Certificated Note and the payment of principal and interest with respect to any Certificated Note shall be set forth therein and in the applicable Pricing Supplement.

Denominations: The denomination of any Certificated Note will be a minimum of
               U.S. $100,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or the equivalent, as determined pursuant to the provisions of the applicable Pricing Supplement, of U.S. $100,000 (rounded down to an integral multiple of 1,000 units of such Specified Currency) and any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency.

Interest:      General. Interest on each Certificated Note will be calculated
               -------
               and paid in the manner described in such Note and in the applicable Prospectus Sup-plement. Interest on each Certificated Note will accrue from the Interest Accrual Date of such Note for the first interest period and from the most recent date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date; provided that, in the case of Floating
               Rate Notes which reset daily or weekly, interest payments will include the Record Date immediately preceding the Interest
               Payment Date, except that at maturity or redemption or repayment the interest payable will include interest accrued to, but excluding the maturity date or the date of redemption or repayment, as the case may be.

               Record Dates. The Record Date with respect to any Interest
               ------------
               Payment Date shall be the date fifteen calendar days immediately preceding such interest Payment Date, whether or not such date shall be a Business Day.

               Fixed Rate Certificated Notes. Unless otherwise specified
               -----------------------------
               pursuant to Settlement Procedure "A" below, interest payments on Fixed Rate Certificated Notes (other than Amortizing Notes) will be made semi-annually on January l and July 1 of each year and at maturity; Certificated Amortizing Notes will pay principal and interest semi-annually each January l and July l, or quarterly each January 1, April l, July 1, and October l and at maturity; provided, however, that in the case of a Fixed Rate Certificated
               --------  -------
               Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

               Floating Rate Certificated Notes. Interest payments on Floating
               --------------------------------
               Rate Certificated Notes will be made monthly, quarterly, semi-annually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Certificated Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to Settlement Procedure "A" below; in the case of Floating Rate Certificated Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Certificated Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure "A" below; and in the case of Floating Rate Certificated Notes with an annual Interest Reset Date, an the third Wednesday of the month specified pursuant to Settlement Procedure "A" below; provided, however,
                                                           --------  -------
               that if an Interest Payment Date for a Floating Rate Certificated Note falls on a day that is not a Business Day, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Note, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided, further, that
                                                       --------  -------
               in the case of a Floating Rate Certificated Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Calculation of  Fixed Rate Certificated Notes. Unless otherwise specified in the
Interest:       applicable Pricing Supplement and Note, interest on Fixed Rate
                Certificated Notes (including interest for partial periods) will be calculated on the basis of a 360-day year of 12 30-day months.

                Floating Rate Certificated Notes.
                --------------------------------
                Interest on Floating Rate Certificated Notes will be determined as set forth in the applicable Pricing Supplement and Note. Unless otherwise specified in the applicable Pricing Supplement and Note, interest on Floating Rate Certificated Notes will be determined on the basis of the actual number of days elapsed and a 360-day year, except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year.

Payments of     Payments of Interest. The Trustee will pay the principal amount
and Interest:   --------------------
                of each Certificated Note at maturity or upon redemption or repayment upon presentation and surrender of such Note to the
                Trustee. Such payment, together with payment of interest due at maturity or upon redemption or repayment of such Note will be made in funds available for immediate use by the Trustee and in turn by the holder of such Note. Certificated Notes presented to the Trustee at maturity or upon redemption or repayment for payment will be cancelled and destroyed by the Trustee and a certificate of disposition delivered to the Company. All
                interest payments on a Certificated Note (other than interest due at maturity or upon redemption or repayment) will be made by check drawn on the Trustee (or another person appointed the
                Trustee) and mailed by the Trustee to the per-
                son entitled thereto as provided in such Note and the Indenture;
                provided, however, (i) that the holder of $10,000,000 or more of
                --------  -------
                Notes having the same Interest Payment will, upon compliance with the notification requirements set forth in the Notes, be entitled to receive payment by wire transfer of immediately available funds and (ii) unless otherwise specified in the applicable Pricing Supplement or unless alternative arrangements are made, payments on Notes in a currency other than U.S.
                dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States and the holder of such Notes will provide the Trustee with the appropriate wire transfer instructions on or before the relevant Record Date. Following each Record Date, the Trustee will furnish the Company with a list of interest payments to be made the following Interest
                Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at maturity or upon redemption or repayment will be payable to the person to whom the payment of principal is payable. The Trustee will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing or to be redeemed or repaid in the next month. The Trustee will be responsible for withholding taxes on interest paid on Certificated Notes only as required by applicable law and not otherwise.

                Payments Not on Business Days. If any Interest Payment Date or
                -----------------------------
                the maturity date or redemption or repayment date of a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date, maturity date or redemption or repayment date, as the case may be. If any Interest Payment Date for a Floating Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day, except that, in the case of a Certificated LIBOR Note, if such Business Day is in the next succeeding calendar month such Interest Payment Date will be the immediately preceding day that is a Business Day with respect to such Certificated LIBOR Note. If the maturity date or any redemption or repayment date of a Floating Rate Certificated Note would fall on a day that is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after such maturity date or redemption or repayment date, as the case may be.

Preparation of  If any order to purchase a Certificated Note is accepted by or
Pricing         on behalf of the Company, the Company will prepare a Pricing
Supplement:     Supplement reflecting the terms of such Note. The Company (i)
                will arrange to file such Pricing Supplement with the Securities and Exchange Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing Supplement is filed with the Securities and Exchange
                Commission, which shall be no later than the second Business Day after the Trade Date, deliver the number of copies of such Pricing Supplement to the Trustee and the relevant Agent as such Agent shall request. The Agent will cause such Pricing Supplement to be delivered to the purchaser of the Notes.

                Pricing Supplements shall be sent to the applicable Agent as indicated below:

                Goldman, Sachs & Co.
                85 Broad Street
                New York, New York  10004
                Attention:  Karen Robertson
                (Telephone Number: (212) 902-8401)
                (Telecopier Number: (212) 902-3000)

                Bear, Stearns & Co. Inc.
                245 Park Avenue
                New York, New York  10167
                Attention:  Medium-Term Note Desk
                (Telephone Number: (212) 272-5371)
                (Telecopier Number: (212) 272-6227)

                In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to a Prospectus prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:     The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Note delivered to the relevant Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute
                "settlement" with respect to such Note. All offers accepted by the Company will be settled on or before the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company, the Trustee and the pur-chaser agree to settlement on another date.

Settlement      Settlement Procedures with regard to each Certificated Note sold
Procedures:     by the Company to or through an Agent (unless otherwise
                specified pursuant to a Terms Agreement) shall be as follows:

                A. The relevant Agent will advise the Company by telephone that such note is a Certificated Note and of the following settlement information:

                   l. Name in which such Note is to be registered ("Registered
                      Owner").

                   2. Address of the Registered Owner and address for payment of principal and interest.

                   3. Taxpayer identification number of the Registered Owner (if available).

                   4. Principal amount.

                   5. Maturity Date.

                   6. In the case of a Fixed Rate Certificated Note, the
                      Interest Rate, whether such Note will pay interest annually or semi-annually and whether such Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base

                      Rate, Index Maturity, Interest Reset Period, initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

                   7. Redemption or repayment provisions, if any.

                   8. Settlement Date and time (Original Issue Date).

                   9. Interest Accrual Date.

                  10. Price.

                  11. Agent's commission, if any, determined as provided in the
                      Distribution Agreement.

                  12. Denominations.

                  13. Specified Currency.

                  14. Whether the Note is an OID Note, and if it is an OID Note,
                      the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and if so, the issue price).

                  15. Any other applicable terms.

               B. The Company will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure "A" above.

               C. The Company will have delivered to the Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the Agents and the Trustee:

                  l. Note with customer confirmation.

                  2. Stub One - For the Trustee.

                  3. Stub Two - For the relevant Agent.

                  4. Stub Three - For the Company.

               D. The Trustee will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent at the following applicable address:

                  If to Goldman, Sachs & Co.:
                  --------------------------
                  Goldman, Sachs & Co.
                  85 Broad Street
                  New York, New York  10004
                  Receive and Deliver Department
                  Attention: William Connell

                  If to Bear, Stearns & Co. Inc.:
                  ------------------------------
                  Bear, Stearns & Co. Inc.
                  245 Park Avenue
                  New York, New York  10167
                  Attention: Medium-Term Note Desk

                  The relevant Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the account of the Company at the Trustee, New York, New York, or to such other account as the Company shall have specified to such Agent and the Trustee in funds available for immediate use, of an amount equal to the price of such Note less such Agent's commissions, if any. In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to such Agent's account an amount of immediately available funds equal to the amount of such payment made.

           E. Unless the relevant Agent is the end purchaser of the Note, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

           F. The Trustee will send Stub Three to the Company by first class mail. If requested by the Company, the Trustee will also send to the Company a statement setting forth the principal amount of the Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee that have not yet been settled.

Settlement        For sales by the Company of CertiProcedures ficated Notes to
Procedures        or through an Agent (unless otherwise specified pursuant to a
Timetable:        Terms Agreement), Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times in New York City set forth below:

                  Settlement
                  Procedure
                  ---------
                  Time
                  ----
                      A      2:00 P.M. on day before
                                  settlement date
                      B      3:00 P.M. on day before
                                  settlement date
                     C-D     2:15 P.M. on settlement
                                  date
                      E      3:00 P.M. on settlement date
                      F      5:00 P.M. on settlement date

Failure           If a purchaser fails to accept delivery of and make payment
to Settle:        for any Certificated Note, the relevant Agent will notify the
                  Company and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to such Agent's account an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Company will reimburse such Agent or the Trustee, appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note "cancelled," make appropriate entries in the Trustee's records and dispose of such Note and send a certificate of disposition to the Company.

Trustee Not to    Nothing herein shall be deemed to require the Trustee to risk
Risk Runds:       or expend its own funds in connection with any payments to the
                  Company, an Agent or a Noteholder, it being understood by all parties that payments made by the Trustee to the Company, an Agent or a Noteholder shall be made only to the extent that funds available for immediate use are provided to the Trustee for such purpose.

                                                                       Exhibit C


                         Opinion of George A. Vandeman,
                        General Counsel for the Company



          The opinion of George A. Vandeman, General Counsel for the Company, to be delivered pursuant to Section 4(b)(i) of the Agreement, shall be substantially to the effect that:

               (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Based solely on certificates from public officials, such counsel shall confirm that the Company is qualified to do business in the states set forth on Annex A;

               (ii) based solely on certificates from public officials, such counsel shall confirm that Kirin-Amgen, Inc. has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, and, based solely on the certificate of incorporation of Kirin-Amgen, Inc., has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

               (iii) each of the Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company;

               (iv) the execution and delivery by the Company of, and the issuance and sale of the Notes pursuant to the Agreement and any applicable Terms Agreement (A) will not contravene (i) the certificate of incorporation or by-laws of the Company or (ii) any agreement or other instrument identified as an exhibit to the Company's most recent annual report on Form 10-K or any quarterly report on Form 10-Q or current report on Form 8-K filed subsequently thereto, and (B) to the best of such counsel's knowledge (i) will not contravene any provision of applicable law, (ii) will not contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company,

     Kirin-Amgen, Inc. or their respective business or assets, and (iii) no consent, approval or authorization or order of or qualification with any governmental body or agency is required for the issuance and sale of the Notes by the Company under this Agreement or any applicable Terms Agreement, except such as are specified and have been obtained and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes;

               (v) to the best of such counsel's knowledge, there are no (A) legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or (B) contracts or other documents of a character required to be filed as exhibits to the Registration Statement that are not filed as required; and

               (vi) each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements, schedules and other financial data included or incorporated therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder.

          In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Agents, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel does not pass upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and has not made any independent check or verification thereof, during the course of such participation (relying as to materiality to the extent such counsel deemed appropriate upon the statements of officers and other representatives of the Company), no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the

Prospectus, as of its date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need not express any belief with respect to the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus or incorporated therein by reference or with respect to the Form T-1.

          Counsel for the Company may limit his opinion to the laws of the States of Delaware and California, and the federal laws of the United States;

provided, that with respect to the laws of the State of California such counsel
--------
may either (A) rely upon an opinion or opinions (in the form and substance reasonably satisfactory to Underwriters' counsel) of other counsel or counsels admitted to practice law in the State of California or (B) state in his opinion that his opinion is based on the advice of counsel or counsels who are admitted to practice law in the State of California; provided, further, that such counsel
                                            --------  -------
or counsels may be employees of the Company. If such counsel shall rely on the opinion of another counsel with regard to the laws of the State of California, the opinion of such counsel for the Company shall state that the opinion or opinions, as the case may be, of any other such counsel or counsels is or are in form satisfactory to such counsel and, in such counsel's opinion, the Agents and they are justified in relying thereon. In addition, such counsel may take customary assumptions, limitations and exceptions that such counsel deems reasonably necessary and that are reasonably acceptable to the Agents.

                                    ANNEX A
                                    -------

          California                          North Carolina
          Florida                             Ohio
          Massachusetts                       Pennsylvania
          Michigan                            Tennessee
          Missouri                            Virginia
          New Jersey                          Wisconsin
          New York

                                                                       Exhibit D


                          Opinion of Latham & Watkins,
                        Special Counsel for the Company


          The opinion of counsel to the Company, to be delivered pursuant to
Section 4(b)(ii) of the Agreement shall be substantially to the effect that:

          (i) the Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Trustee) is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

          (ii) the Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof in accordance with the terms of the Agreement and any applicable Terms Agreement, will be entitled to the benefits provided by the Indenture and will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms;

          (iii) the statements in the Prospectus Supplement under the caption "Description of the Notes" and in the Basic Prospectus under the caption "Description of Debt Securities" insofar as such statements constitute summaries of the legal matters or documents referred to therein, are accurate in all material respects; and

          (iv) the Registration Statement and Prospectus (except for financial statements, schedules and other financial data included or incorporated herein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          Counsel for the Company may limit its opinion to the laws of the States of Delaware, California and New York and the federal laws of the United States. Such counsel's opinion shall be subject to the following exceptions, limitations and qualifications: (A) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (B) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought; (C) such counsel need express no opinion concerning the enforceability of the waiver of rights or defenses contained in the Indenture; (D) such counsel need express no opinion with respect to whether the acceleration of the Notes may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (E) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. With respect to paragraph (iv) above, such counsel may state that such counsel's opinion assumes that the statements made and incorporated by reference in the Registration Statement and the Prospectus are correct and complete.

                                                                       Exhibit E


              Opinion of Skadden, Arps, Slate, Meagher & Flom LLP,
                             Counsel for the Agents


          The opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agents, to be delivered pursuant to Section 4(b)(iii) of the Distribution Agreement, shall be substantially to the effect that:

          (i) the Distribution Agreement has been duly authorized, executed and delivered by the Company;

          (ii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

          (iii) the issuance and sale of the Notes have been duly authorized by the Company, and the Notes, when (a) executed by the Company, (b) completed to reflect the terms thereof and authenticated in accordance with the provisions of the Indenture and (c) delivered to and paid for by the purchasers thereof in accordance with the terms of the Distribution Agreement and any applicable Terms Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) requirements that a claim with respect to any Notes denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date deter-mined pursuant to applicable law and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

          (iv) The Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations promulgated by the Commission thereunder, except that in each case (A) we express no opinion as to (i) the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom, (ii) the documents incorporated by reference therein or (iii) the exhibits to the Registration Statement, including the Form T-1, (B) and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus.

        In addition, we have participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company and the Agents at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to (i) the financial statements, schedules and other financial data included therein or excluded therefrom or (ii) the exhibits to the Registration Statement, including the Form T-1.

                                      E-2